Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

AMENDMENT TO THE
TRUST FOR ADVISED PORTFOLIOS
FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT effective as of the last date on the signature block, to the Fund Administration Servicing Agreement dated as of January 1, 2014, as amended (the “Agreement”), is entered into by and between TRUST FOR ADVISED PORTFOLIOS, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit N, as amended, to add Miller Value Partners Appreciation ETF and Miller Value Partners Leverage ETF; and

WHEREAS, the parties desire to amend the Agreement to update the fees; and

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

1.Exhibit N of the Agreement is hereby replaced and superseded in its entirety with Exhibit N attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

TRUST FOR ADVISED PORTFOLIOS    U.S. BANCORP FUND SERVICES, LLC

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

Exhibit N
Trust for Advised Portfolios Fund Administration Servicing Agreement

Name of Series
Miller Income Fund
Miller Value Partners Appreciation ETF
Miller Value Partners Leverage ETF
Fund Start-up & Registration Services Project Fee Schedule
Regulatory Administration Service Proposal – In support of external legal counsel
(Subject to services provided; if applicable)
$ - per project - one fund
$ - per project - two funds
$ - per project - three funds
$ - per project – four funds
Negotiated Fee - five funds and above
(Includes MST external counsel fee, subject to services provided; if applicable)

$ - - Additional fee per sub-adviser for 2 or more sub-advisers
Additional fee of $- per drafting multi-manager exemptive application (does not include outside legal costs)

Above fees are applicable when all new funds are registered in same statutory prospectus.
Note: External legal costs are included in the above fee, unless otherwise stated, for the first fund(s) launched
Additional Regulatory Administration Services
Subsequent new fund launch – $20,000 per fund or as negotiated
Drafting SEC exemptive order application for required relief, as negotiated
Ongoing Annual Regulatory Administration Services
Add the following for regulatory administration services in support of external legal counsel, including annual registration statement update and drafting of supplements
$- for first three active or inactive funds in same statutory prospectus
$- for each additional active or inactive fund in the same statutory prospectus

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Postage, if necessary
Federal and state regulatory filing fees
Expenses from Board of Trustee meetings
Third party auditing
EDGAR/XBRL filing (may be charged by third-party or U.S. Bank)
All other Miscellaneous expenses

Fund startup and registration fees are billed 50% following the selection of U.S. Bank and 50% 75 days after the preliminary registration statement is filed with the SEC.

Extraordinary services – negotiated based upon specific requirements
Multi-managed funds, proxy, expedited filings, asset conversion, fulcrum fee, other exemptive applications

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

Base Fee for Accounting, Administration, Transfer Agent Services
The following reflects the greater of the basis point fee or annual minimum1 where Miller Value Partners, LLC (the “Adviser”) acts as investment adviser to the fund(s) in the same registered investment company.

Annual Minimum per Fund2            Basis Points on Trust AUM2
Funds 1-5* $-                  First $- - bps
Funds 6-10     $-                  Next $-          - bps
Funds 11+     $-                 Next $-     - bps
                        Balance - bps
*- minimum annual base fee waiver per fund for first 12 months after launch
See APPENDIX A for Services and Associated Fees in addition to the Base Fee
See APPENDIX B for OPTIONAL Supplemental Services and Associated Fees

1 Each fund, regardless of asset size, will have fees allocated to it equal to the per fund minimum. Should the complex level basis point fee calculation exceed the complex level minimum fee level calculation, the fees in excess of the minimum will be allocated to each fund based on the percent on AUM.

Once a Fund is operational, should this service agreement with U.S. Bank be terminated prior to the end of the initial two-year period, Adviser will be responsible for the balance of the minimum fees for the remainder of the initial two-year period. Following the initial two-year period, this fee schedule will automatically renew (unless otherwise amended or terminated) for successive two-year periods, and should this service agreement with U.S. Bank be terminated prior to the end of such a two-year period, Adviser will be responsible for the balance of the minimum fees for the remainder of such two-year period.

Additional services not included herein shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new derivatives risk management and reporting requirements).

2 Subject to annual CPI increase: All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

All annual fees described in this fee schedule (including appendices) are calculated pro rata and billed monthly

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

APPENDIX A to the Exhibit for Miller Value
Accounting, Administration, Transfer Agent Services (in addition to the Base Fee)
Pricing Services
For daily pricing of each securities (estimated 252 pricing days annually)
$- – Listed equity instruments and rates including but not limited to: Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
$- – Lower Tier Cost Fixed Income Instruments including but not limited to: Domestic Corporate and Government Agency Bonds, Mortgage Backed Securities, and Municipal Bonds
$- – Higher Tier Cost Fixed Income Instruments including but not limited to: CMO and Asset Backed Securities; Money Market Instruments; Foreign Bonds; and High Yield Bonds.
$- – Bank Loans
Derivative Instruments are generally charged at the following rates:
o$- – Interest Rate Swaps, Foreign Currency Swaps
o$- – Swaptions
o$- – Credit Default Swaps
$- Intraday money market funds pricing, up to 3 times per day

Note: Prices are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Prices do not include set-up fees which may be charged on certain derivative instruments such as swaps. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security types, such as CLOs CDO and complex derivative instruments, which may result in additional swap setup fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.
Corporate Action Factor Services
Fee for ICE data used to monitor corporate actions
$- per Foreign Equity Security per Month
$- per Domestic Equity Security per Month
$- per CMOs, Asset Backed, Mortgage Backed Security per Month
Trust Chief Compliance Officer Annual Fee
$- for the first fund (subject to Board approval)
$- for each additional fund 2-5 (subject to change based on Board review and approval)
$- for each fund over 5 funds
$-per sub-adviser per fund (capped at $- per sub-adviser over the fund complex)
Per adviser relationship, and subject to change based upon board review and approval
Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)
$- per security per month
SEC Modernization Requirements
Form N-PORT – $- per year, per Fund
Form N-CEN – $- per year, per Fund
Section 15(c) Reporting
$- per fund per standard reporting package*
*Standard reporting packages for annual 15(c) meeting
•Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
•Performance reporting package: Peer Comparison Report
Additional 15c reporting is subject to additional charges
Standard data source – Morningstar; additional charges will apply for other data services

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Charges associated with accelerated effectiveness at DTCC, SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, Lipper, etc.), postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses related to and including travel to and from Board of Trustee meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and travel related costs.

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

APPENDIX B to the Exhibit for Miller Value
OPTIONAL Supplemental Services for Fund Accounting, Fund Administration & Portfolio Compliance (provided by U.S. Bank upon client request)
Daily Compliance Services
Base fee – $- per fund per year
Setup – $- per fund group
SEC Derivatives Rule 18f-4 Confluence Technologies Offering

Offering	Price per Fund per Month
Limited Derivatives User	$-
Full Derivatives User (no OTC derivatives)	$-
Full Derivative User (with 1-5 OTC derivatives)	$-
Full Derivative User (with 5 or more OTC derivatives)	$-
C- Corp Administrative Services
1940 Act C-Corp – U.S. Bank Fee Schedule plus $-
1933 Act C-Corp – U.S. Bank Fee Schedule plus $-
Controlled Foreign Corporation (CFC)
U.S. Bank Fee Schedule plus $-
Optional Tax Services:
Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs) – $- per year
Additional Capital Gain Dividend Estimates – (First two included in core services) – $- per additional estimate
State tax returns - (First two included in core services) – $- per additional return
Tax Reporting – C-Corporations
Federal Tax Returns
Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis) – $-
Prepare Federal and State extensions (If Applicable) – Included in the return fees
Prepare provision estimates – $- Per estimate
State Tax Returns
Prepare state income tax returns for funds and blocker entities – $- per state return
•Sign state income tax returns – $-per state return
•Assist in filing state income tax returns – Included with preparation of returns
•State tax notice consultative support and resolution – $- per fund

Adviser’s signature below is solely in acknowledgment of the above fee schedule.

Miller Value Partners, LLC

By: _______________________________
Name:
Title:
Date: